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                                                                     EXHIBIT 4.2

                         REGISTRATION RIGHTS AGREEMENT

     Registration Rights Agreement (the "Agreement"), dated as of June 12, 1998, by and among East-West Bank, a California banking corporation (the "Bank"), and each of the undersigned Investors (hereinafter referred to individually as an "Investor" and collectively as the "Investors").

                                  WITNESSETH:

     WHEREAS, the owners of all of the Bank Common Stock (the "Selling Shareholders"), desire to sell all of such Bank Common Stock;

     WHEREAS, the Selling Shareholders, the Bank and each of the Investors have entered into a Purchase and Sale Agreement providing for the sale by the Selling Shareholders of all of the Bank Common Stock beneficially owned by the Selling Shareholders and the purchase by the Investors of all of such shares of Bank Common Stock, subject to the terms and conditions set forth therein;

     WHEREAS, the Bank has previously determined that it is in the best interests of the Bank for the Bank to be reorganized into the holding company form of organization;

     WHEREAS, the Investors are willing to facilitate the Bank's goals of forming such a holding company if, among other factors, the Investors receive registered securities of the Company in exchange for their shares of Bank Common Stock; and

     WHEREAS, the Bank and the Investors have determined that it is in their respective best interests to specify the principal terms of such reorganization, including, without limitation, the registration of securities by be received in such reorganization;

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the Bank and the Investors, intending to be legally bound, agree as follows:

SECTION 1.     DEFINITIONS.

     As used in this Agreement, the following terms shall have the following meanings:

     (a) "Affiliate" shall mean, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings corresponding to the foregoing.

     (b) "Agency Agreement" shall mean the Agency Agreement by and among the Selling Shareholders, the Bank and the Placement Agent with respect to the offering of the shares of
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Common Stock of the Bank to the Investors, as amended, supplemented or modified from time to time.

     (c) "Agreement and Plan of Reorganization" shall mean the Agreement and Plan of Reorganization to be entered into by the Bank, the Company and Interim providing for the terms of the Reorganization and the Exchange.

     (d) "Bank Common Stock" shall mean the common stock, stated value $1.00 per share, of the Bank.

     (e) "Business Day" shall mean any day except a Saturday, Sunday or other day on which commercial banks in the State of California are authorized or obligated by law to close.

     (f) "Closing Date" shall mean June __, 1998, the date of the purchase and sale of the shares of Bank Common Stock pursuant to the Purchase and Sale Agreement.

     (g) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     (h) "Company" shall mean the Company which will initially be formed as a wholly-owned subsidiary of the Bank and which will, pursuant to the terms of the Agreement and Plan of Reorganization, reorganize into the parent holding company for the Bank.

     (i) "Company Common Stock" shall mean the common stock of the Company which will be issued in exchange for the Bank Common Stock in connection with the Reorganization.

     (j) "Effective Date" shall mean the date the Reorganization will be effective pursuant to the terms of the Agreement and Plan of Reorganization.

     (k) "Exchange" shall mean the exchange of Company Common Stock for shares of Bank Common stock pursuant to Section 3 hereof.

     (l) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (m) "Exchange Registration" shall have the meaning set forth in Section 3 of this Agreement.

     (n) "Exchange Registration Statement" shall mean a registration statement of the Company pursuant to the provisions of Section 3 of this Agreement which registers under the Securities Act the shares of Company Common Stock to be issued in exchange for Bank Common Stock pursuant to the Reorganization and the Exchange.

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     (o) "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor thereto.

     (p) "Holder" shall mean any holder of outstanding Registrable Securities, including any Person to whom Registrable Securities have been transferred in compliance with this Agreement.

     (q) "Initiating Holders" shall mean one or more Holders of not less than 25% of the Registrable Securities then outstanding.

     (r) "Interim" shall mean the interim California banking corporation which will be organized by the Bank as a wholly-owned subsidiary of the Company and which, pursuant to the terms of the Agreement and Plan of Reorganization, will merge with and into the Bank in order to facilitate the Reorganization and the Exchange.

     (s) "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     (t) "Placement Agent" shall mean Friedman, Billings, Ramsey & Co., Inc., in its capacity as private placement agent pursuant to the Agency Agreement with respect to the offering of shares of the Bank Common Stock to the Investors.

     (u) "Prospectus" shall mean a prospectus/proxy statement included in an Exchange Registration Statement or any prospectus included in a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by an Exchange Registration Statement or any prospectus included in a Shelf Registration Statement, and by all other amendments and supplements to a prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     (v) "Prospectus/Proxy Statement" shall mean the prospectus/proxy statement utilized by (i) the Bank to obtain shareholder approval of the Reorganization and by (ii) the Company in connection with the Exchange including, in each case, all amendments and supplements thereto.

     (w) "Purchase and Sale Agreement" shall mean the Purchase and Sale Agreement among the Selling Shareholders, the Bank and the Investors, as amended, supplemented or otherwise modified from time to time.

     (x) "Registrable Securities" shall mean (i) the shares of Bank Common Stock (including the shares of Bank Common Stock which may be issued upon exercise of the Warrants) and (ii) any shares of the capital stock (or rights to receive capital stock of the Bank) issued in respect of the Bank Common Stock (including the shares of Bank Common Stock which may be issued upon

                                       3
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exercise of the Warrants) by reason of or in connection with any stock dividend, stock distribution, stock split, purchase in any rights offering or in connection with any combination of shares, recapitalization, merger or consolidation, or any other equity securities issued pursuant to any other pro rata distribution with respect to the Bank Common Stock (including the shares of Bank Common Stock which may be issued upon exercise of the Warrants). Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold to or through a broker or dealer or underwriter or (ii) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof, if in any such case all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale.

     (y) "Registration Statement" shall mean any registration statement (including an Exchange Registration Statement and a Shelf Registration Statement) filed with the Commission pursuant to Sections 3 or 4 of this Agreement.

     (z) "Reorganization" shall mean the reorganization of the Bank into the holding company form of organization through the merger of Interim with and into the Bank.

     (aa) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

     (bb) "Shelf Registration" shall have the meaning set forth in Section 4 of this Agreement.

     (cc) "Shelf Registration Statement" shall mean a registration statement of the Company pursuant to the provisions of Section 4 of this Agreement which covers all of the Registrable Securities required to be registered on an appropriate form for purposes of an offering on a continuous basis pursuant to Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission.

     (dd) "Underwritten Offering" shall mean a bona fide underwritten public offering pursuant to a Registration Statement.

     (ee) "Warrants" shall mean the Warrants of the Bank issued by the Bank to the Placement Agent pursuant to the Agency Agreement as compensation, in part, for its efforts in advising and assisting the Bank with respect to the sale of the Bank Common Stock.

SECTION 2.     RESTRICTIONS ON TRANSFERABILITY.

     The Registrable Securities shall not be sold, transferred or otherwise disposed of, except in accordance with and subject to the provisions of the Securities Act and the rules and regulations promulgated thereunder.

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SECTION 3.     THE REORGANIZATION AND THE EXCHANGE

     (a) The Bank hereby reaffirms its intention to cause the Company to be organized as a wholly-owned subsidiary for the purpose of becoming the holding company of the Bank in accordance with the provisions of this Section 3. The reorganization documents for the Company shall provide for, among other things, the corporate characteristics described in Exhibit A hereto. Upon any formation of the Company, the Bank shall cause the Company to assume and agree to be bound by the terms of this Registration Rights Agreement as if it was a party to this Registration Rights Agreement.

     (b) Subject to the receipt of all requisite regulatory and shareholder approvals, the Bank shall cause Interim to be organized as a wholly-owned subsidiary of the Company, and the Bank, the Company and Interim shall enter into the Agreement and Plan of Reorganization.

     (c) The Bank agrees that within 90 days of the Closing Date, the Bank and the Company shall cause to be filed with the applicable regulatory authorities all applications which are required in order to consummate the Reorganization.

     (d) The Bank shall cause the Company to use its reasonable best efforts to
(i) cause to be filed with the Commission within 90 days after the Closing Date, an Exchange Registration Statement on an appropriate form under the Securities Act relating to the Exchange, and (ii) cause such Exchange Registration Statement to be declared effective under the Securities Act by the Commission not later than 150 days after the Closing Date.

     (e) In connection with the Exchange and within 15 days following the declaration of the effectiveness by the Commission of the Exchange Registration Statement, the Bank shall mail to each Holder a copy of the Prospectus/Proxy Statement which forms a part of the Exchange Registration Statement, the Board of Directors shall recommend that the Holders vote in favor of the Reorganization and the Bank shall use its reasonable best efforts to obtain the requisite approval of the Reorganization by the shareholders of the Bank.

     (f) On the Effective Date and pursuant to the terms of the Agreement and Plan of Reorganization, (i) each share of Bank Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the Holder thereof, be converted into one share of Company Common Stock, (ii) each option, warrant (including the Warrants) or other right to receive Bank Common Stock shall be converted into an option, warrant or other right to receive an identical number of shares of Company Common Stock, (iii) each share of common stock of Interim ("Interim Common Stock") issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be converted into one share of Bank Common Stock, and (iii) each share of Company Common Stock issued and outstanding immediately prior to the Effective Date shall, by virtue of the Reorganization and without any action on the part of the holder thereof, be canceled.

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     (g) On and after the Effective Date, there shall be no registrations or transfers on the stock transfer books of Interim or the Bank of shares of Interim Common Stock or Bank Common Stock which were outstanding immediately prior to the Effective Date.

     (h) At or after the Effective Date and pursuant to the terms of the Agreement and Plan or Reorganization, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of Bank Common Stock, upon surrender of the same to an agent, duly appointed by the Company ("Exchange Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of full shares of Company Common Stock for which the shares of Bank Common Stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(f) hereof. The Exchange Agent shall mail to each Holder of record of an outstanding certificate which immediately prior to the Effective Date evidenced shares of Bank Common Stock, and which is to be exchanged for Company Common Stock as provided in Section 3(f) hereof, a form of letter of transmittal advising such Holder of the terms of the Exchange and of the procedure for surrendering to the Exchange Agent such certificate or certificates for shares of Bank Common Stock in exchange for a certificate or certificates evidencing Company Common Stock.

     (i) After the Effective Date, certificates representing shares of Bank Common Stock shall be treated as evidencing ownership of the number of full shares of Company Common Stock into which the shares of Bank Common Stock represented by such certificates shall have been converted by virtue of the Reorganization, notwithstanding the failure on the part of the Holder thereof to surrender such certificates.

     (j) Subject to the Bank's obligations provided for in Section 5, the Bank retains the right to cease formation and organization of the Company and the Exchange and Reorganization if it determines that it is in the best interests of the Bank to do so.

SECTION 4.     SHELF REGISTRATION RIGHTS.

     (a) In the event that following the completion of the Reorganization (i) the Company or the Bank reasonably determines, after conferring with counsel (which may be in-house counsel) and reviewing applicable law and regulations and currently prevailing interpretations of the staff of the Commission, that the Holders will not, upon consummation of the Exchange, receive registered shares of Company Common Stock pursuant to the Securities Act (such event being referred to as a "Shelf Registration Event" and the date of occurrence thereof, the "Shelf Registration Event Date"), then in lieu of conducting the Exchange contemplated by Section 3 above, the Company and the Bank shall use their reasonable best efforts to cause to be filed as promptly as practicable after such Shelf Registration Event Date, and, in any event, within 30 days after such Shelf Registration Event Date, a Shelf Registration Statement providing for the sale by the Holders of all of the Registrable Securities and shall use their reasonable best efforts to have such Shelf Registration Statement declared effective by the Commission as soon as practicable.

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     (b)  The Company and the Bank shall, subject to Section 8 hereof,

          (i) use their best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders identified as selling security holders in such Shelf Registration Statement for a period of two years from the date the Shelf Registration Statement is declared effective by the Commission or until such earlier date as all Registrable Securities shall have been disposed of or on which all Registrable Securities shall be saleable without registration pursuant to Rule 144(k) (or any similar provision then in effect), or as a result of any changes in the existing registration requirements under the Securities Act which eliminate the Holders' need for the Shelf Registration Statement, or upon receipt of an opinion of counsel satisfactory to the Company which provides that all Registrable Securities may be resold without registration in a transaction that would result in the Registrable Securities being freely tradeable provided that the purchaser is not an affiliate of the Company (the "Effectiveness Period"); and

          (ii) notwithstanding any other provisions hereof, use their best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any supplement to such Prospectus (as amended or supplemented from time to time), does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the Company and the Bank shall be entitled to rely on the information provided to them by the Holders with respect to such Holders.

     (b) Any Holder desiring to sell Registrable Securities pursuant to the Shelf Registration Statement shall provide not less than ten (10) days' prior written notice to the Company and the Bank. Any such notice shall specify the number of shares of Company Common Stock proposed to be sold and the intended method of disposition thereof. The Company and the Bank shall use their best efforts to promptly file any required amendment(s) to the Shelf Registration Statement in order to facilitate any sales of shares of Common Stock as described above.

     (c) If Initiating Holders so elect, the offering of such Registrable Securities pursuant to such Shelf Registration shall be in the form of an Underwritten Offering. If any Shelf Registration is in the form of an Underwritten Offering, the Initiating Holders will select and retain the investment banker or investment bankers and manager or managers that will administer the offering; provided that such investment bankers and managers must be reasonably satisfactory to the Company and the Bank.

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SECTION 5.     REGISTRATION OF SHARES OF BANK COMMON STOCK UNDER THE EXCHANGE
               ACT

     In the event that the Company and the Bank are unable to obtain either the requisite shareholder or regulatory approvals with respect to the Reorganization or are otherwise unable to consummate the Reorganization through the application of their reasonable best efforts, or the Bank terminates the Reorganization in its sole discretion, (any such event being referred to as an "Exchange Act Registration Event" and the date of the failure to obtain the requisite shareholder or regulatory approval or the date the Company and the Bank determine they are otherwise unable to consummate the Reorganization being referred to as the "Exchange Act Registration Event Date"), then in lieu of conducting the Exchange contemplated by Section 3 hereof or the Shelf Registration contemplated by Section 4 hereof, the Bank shall use its reasonable best efforts to cause to be filed with the FDIC as promptly as practicable after such Exchange Act Registration Event Date and, in any event, within 15 days after such Exchange Act Registration Event Date, a registration statement on the appropriate form registering the Common Stock under the Exchange Act.

SECTION 6.     UNDERWRITTEN OFFERINGS.

     (a) In connection with any public underwriting of Company securities that are covered by a Registration Statement, the Bank agrees to cause the Company, subject to the requirements of Section 4 hereof, to arrange for its underwriters to include in the securities to be so distributed by it the Registrable Securities of any Holder who makes such request of the Company. Each such Holder agrees that any of such Registrable Securities so included shall be distributed and sold through such underwriters. In the case of an underwritten offering, if the number of Registrable Shares desired to be offered by the Company exceeds the maximum number of shares of Holding Company Stock which the managing underwriter considers, in good faith, to be appropriate based on market conditions and other relevant factors (including pricing), then the number of Registrable Shares included in such offering shall be reduced to the number of Registrable Shares that, in the opinion of such managing underwriter, can be sold. The Holders of Registrable Shares to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any such underwriting agreement shall require that the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters also shall be made to and for the benefit of such Holders and that the conditions precedent to the obligations of such underwriters under such underwriting agreement shall be conditions precedent to the obligations of such Holders.

     (b) No Holder may participate in any Underwritten Offering under Section 4 hereof unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangement approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, securities escrow agreements, underwriting agreements and other documents required under the terms of such underwriting, and furnishes to the Company such information as the Company may reasonably request in writing for inclusion in the Registration Statement (and the prospectus included therein); provided, however, that no Holder

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shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and such Holder's intended method of distribution and any other representation required by law.

     (c) (i) The managing underwriter of an Underwritten Offering of the Company may advise the Company to cause Holders of Registrable Securities to delay the public sale or distribution of such securities. Each Holder agrees, whether or not such Holder participates in an Underwritten Offering, if so required by the managing underwriter, not to effect any public sale or distribution of such Holder's Registrable Securities or sales of such shares pursuant to Rule 144, during the fifteen days prior to and the ninety (90) days after any firm commitment Underwritten Offering pursuant to Section 4 has become effective. If the managing underwriter advises the Company in writing that, in its opinion, no such public sale or distribution should be effected for a specified period longer than ninety
     (90) days after such Underwritten Offering has become effective in order to complete the sale and distribution of securities included in such registration and the Company gives notice to such Holder of such advice, such Holders shall not effect any public sale or distribution or sales pursuant to Rule 144 for a reasonably longer period after such Underwritten Offering has become effective, but in no event longer than one hundred twenty (120) days, except as part of such Underwritten Offering.

          (ii) The Bank agrees to cause the Company, if so required by the managing underwriter, (x) not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the fifteen days prior to and the ninety (90) days after any firm commitment Underwritten Offering pursuant to Section 4 has become effective, except as part of such Underwritten Offering and except pursuant to registrations on Form S-4 and Form S-8 or any successor or similar forms thereto, and (y) to use its best efforts to cause each holder of its equity securities or any securities convertible into or exchangeable or exercisable for any of such securities, in each case purchased from the Company or the Bank at any time after the date hereof (other than in a public offering), to agree not to effect any such public sale or distribution of such securities during such period or, in either case, if the managing underwriter advises the Company in writing that in its opinion no such public sale or distribution should be effected for a specified period longer than ninety (90) days after such Underwritten Offering has become effective in order to complete the sale and distribution of securities included in such registration, during a reasonably longer period after such Underwritten Offering but in no event longer than one hundred twenty (120) days, except as part of such Underwritten Offering.

SECTION 7.     REGISTRATION EXPENSES.

     The Company and/or the Bank will pay all reasonable registration expenses in connection with any registration pursuant to Sections 3, 4 or 5 of this Agreement, including without limitation all registration and filing fees, fees with respect to filings required to be made with the National

                                       9
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Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and expenses of counsel for the Company and the Bank and of the independent public accountants of the Company and the Bank (including the expenses of any "comfort" letters or update thereof required by or incident to the foregoing) in connection with such registration, except that the following expenses relating to the Registrable Securities shall not be borne by the Company or the Bank: underwriting discounts and commissions, underwriting expenses and transfer taxes, if any (other than discounts, commissions, expenses and transfer taxes relating to securities offered and sold), cost of liability insurance (except to the extent carried by the Company or the Bank on their own behalf), and fees and expenses of any separate counsel or accountant or other agent retained by any Holder with respect to the sale of Registrable Securities.

SECTION 8.     REGISTRATION PROCEDURES.

     Whenever the Company seeks to effect the registration of any shares of Registrable Securities under the Securities Act as provided in Sections 3 and 4, the Bank agrees that it will cause the Company to, as expeditiously as possible, subject to the terms and conditions of such sections (including without limitation the Company's right to terminate or delay a registration pursuant to Sections 3 and 4):

     (a) prepare and file with the Commission the requisite Registration Statement to effect such registration, use its best efforts to cause such Registration Statement to become effective and promptly notify each Holder of securities covered by such Registration Statement and any managing underwriter of the effectiveness thereof;

     (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective, notify each Holder of securities covered by such Registration Statement and any managing underwriter as promptly as practicable of any request by the Commission for amendments or supplements to such Registration Statement or related Prospectus or for additional information and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement, but for no longer than 90 days subsequent to the effective date of such registration; provided that if less than all the securities covered by the Registration Statement are withdrawn from registration after the expiration of such period, the securities so withdrawn shall be allocated pro rata among the Holders thereof on the basis of the percentage of Registrable Securities held by them which were included in such registration;

     (c) upon written request, furnish to each seller of shares covered by such Registration Statement such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the Prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other Prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller or such Holder may reasonably request;

     (d) use its best efforts to register or qualify all shares covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 7(d) be obligated to be so qualified,
(ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) use its best efforts to cause all shares covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such shares;

     (f) enter into customary agreements (including, in the case of an Underwritten Offering, an underwriting agreement in customary form) and take all other action in connection therewith in order to expedite or facilitate the distribution of the Registrable Securities included in such Registration Statement, and, in the case of an Underwritten Offering, make representations and warranties to the Holders of Registrable Securities covered by such Registration Statement and to the underwriters in such form and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the same to the extent customary if and when requested;

     (g) make available for inspection during normal business hours by a representative of the Holders of Registrable Securities covered by such Registration Statement and any managing underwriter, and any attorney or accountant retained by such Holders or managing underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information reasonably requested by such representative, managing underwriter, attorney or accountant in connection with such Registration Statement;

     (h) in the case of an Underwritten Offering by the Company, use its best efforts to furnish to each Holder of Registrable Securities covered by such Registration Statement and the underwriters a signed counterpart, addressed to such Holder and the underwriters, in each case in identical form, of

               (i) an opinion of counsel for the Company, dated the effective date of such Registration Statement and dated the date of each closing under the underwriting agreement, reasonably satisfactory in form and substance to such Holder, and

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               (ii) a "comfort" letter, dated the effective date of such
     Registration Statement and the date of each closing under the underwriting agreement, signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement (and the Prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other financial matters as such Holder and the underwriters may reasonably request;

     (i) immediately notify each Holder of Registrable Securities covered by such Registration Statement and any managing underwriter, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such Holder or any such managing underwriter, promptly prepare and furnish to such Holder or managing underwriter a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

     (j) notify each Holder of Registrable Securities covered by such Registration Statement and any managing underwriter as promptly as practicable after becoming aware of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose or the receipt by the Company of any notification with respect to the suspension of qualification of any Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and make all reasonable efforts to obtain as promptly as practicable the withdrawal of any order or other action suspending the qualification of the Registrable Securities for sale in any jurisdiction;

     (k) (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, (ii) make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and (iii) not file any Registration Statement or Prospectus or amendment or supplement to such Registration Statement or Prospectus to which any such Holder of Registrable Securities covered by any Registration Statement shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act, such Holder having been furnished with a copy thereof at least two Business Days prior to the filing thereof;

     (l) provide a transfer agent and registrar for all shares of Common Stock covered by such Registration Statement not later than the effective date of such Registration Statement;

     (m) file all reports required to be filed by it under the Exchange Act and the rules and regulations adopted by the Commission thereunder in a timely manner and, to the extent the Company's obligation to file such reports pursuant to Section 15(d) of the Exchange Act expires prior to the expiration of the Effectiveness Period, the Company shall register the Registrable Securities under the Exchange Act and shall maintain such registration through the Effectiveness Period.

     (n) use its best efforts to list all shares of Common Stock covered by such Registration Statement on a securities exchange or national market system.

     The Company may require each holder of Registrable Securities as to which any registration is being effected to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each Holder of Registrable Securities covered by any Registration Statement agrees (i) that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (i) of this Section 8, such Holder will forthwith discontinue such Holder's disposition of Registrable Securities pursuant to the Registration Statement relating to such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by paragraph (i) of this Section 8 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies (which shall be conspicuously marked as such), then in such Holder's possession of the Prospectus relating to such Registrable Securities current at the time of receipt of such notice and (ii) that it will immediately notify the Company, at any time when a Prospectus relating to the registration of such shares is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company in writing for inclusion in such Prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

     If, at any time prior to the expiration of the Termination Date (as defined in Section 10 hereof) in the good faith reasonable judgment of the Company's Board of Directors, the disposition of Registrable Securities would require the premature disclosure of material non-public information which may reasonably be expected to have an adverse effect on the Company, then the Company shall not be required to maintain the effectiveness of or amend or supplement the Registration Statement for a period (a "Disclosure Delay Period") expiring upon the earlier to occur of (i) the date on which such material information is disclosed to the public or ceases to be material or (ii) up to thirty (30) calendar days after the date on which the Company provides a notice to the Investors stating that the failure to disclose such non-public information causes the Prospectus included in the

Registration Statement, as then in effect, to include an untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. For the avoidance of doubt, in no event shall a Disclosure Delay Period exceed thirty (30) calendar days.

     The Company will give prompt written notice to the Holders of each Disclosure Delay Period. Advance notice of the Disclosure Delay Period shall be given to the extent practicable. If practicable, such notice shall estimate the duration of such Disclosure Delay Period. Each Holder, by accepting Registrable Securities, agrees that, upon receipt of such notice prior to the Holder's disposition of all such Registrable Securities, such Holder will forthwith discontinue disposition of such Registrable Securities pursuant to the Registration Statement, and will not deliver any Prospectus forming a part thereof in connection with any sale of such Registrable Securities until the expiration of such Disclosure Delay Period. Notwithstanding anything herein to the contrary, there shall not be more than an aggregate of sixty (60) calendar days in any twelve (12) month period during which the Company is in a Disclosure Delay Period nor more than an aggregate of thirty (30) calendar days in any ninety (90) calendar day period during which the Company is in a Disclosure Delay Period.

SECTION 9.     INDEMNIFICATION.

     (a) In the event of any registration of any Holder's Registrable Securities under the Securities Act pursuant to this Agreement, the Company and the Bank, jointly and severally, shall indemnify and hold harmless each such Holder (a "Selling Holder"), its directors and officers, each underwriter and each controlling Person of any Selling Holder, if any (an "Indemnified Party"), against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), including reasonable attorneys' fees and costs, to which such Indemnified Party may be subject under the Securities Act, under any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Prospectus contained therein, any other document used to sell the securities (including an illegal prospectus) (collectively, the "Selling Documents"), or any amendment or supplement thereto (an "Amended Selling Document"), or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any Prospectus) not misleading, and shall reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Bank shall be liable to any Indemnified Party, in any such event to the extent that any loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, Selling Document, Amended Selling Document, or any other document, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Party specifically for use therein; and provided further that the neither the Company nor the Bank shall be liable under this paragraph (a) with respect to any misstatement or omission or alleged misstatement or omission in any Selling Document to the extent that any such loss, claim, damage or liability results from the fact that the Indemnified Party sold securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of any Amended Selling Document if the Company had previously furnished copies thereof to such Selling Holder, underwriter or controlling Person and if the misstatement or omission or alleged misstatement or omission was corrected in the Amended Selling Document. The indemnity provided for herein shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party.

     (b) In the event of any registration of any of the Company's securities or any Registrable Securities under the Securities Act, each Selling Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with such Registration Statement and agrees, severally and not jointly, to indemnify and hold harmless the Company and the Bank, and their respective directors, each underwriter and each controlling Person of the Company, if any, against any losses, claims, damages or liabilities, joint or several (or actions in respect thereof), to which the Company, the Bank, their respective directors, each underwriter or controlling Person may be subject under the Securities Act or under any other statute or at common law, insofar as such losses, claims, damages or liabilities, joint or several (or actions in respect thereof) arise out of or are based upon (i) any untrue statement (or alleged untrue statement) of any material fact contained in any Registration Statement under which such securities were registered under the Securities Act, any Selling Document or any Amended Selling Document, or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances in which they were made with respect to any Prospectus) not misleading, and shall reimburse the Company, its directors, such underwriter and controlling Person for any legal or other expenses reasonably incurred by such Persons in connection with investigating or defending any such loss, claim, damage, liability or action; in each case, to the extent, and only to the extent, that each untrue statement or omission (or alleged untrue statement or omission) is made in reliance upon and in strict conformity with written information furnished to the Company by such Selling Holder.

     (c) If the indemnification provided for in paragraph (a) or (b) above is unavailable to an indemnified party in accordance with its terms in respect of any losses, claims, damages or liabilities referred to therein, then the obligations of each indemnitor thereunder shall be limited to such amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of such indemnitor on the one hand and of the indemnified parties on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of each indemnitor and of the indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such indemnitor, or by the indemnified parities, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities or actions in respect thereof referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by it exceeds the amount of any damages which such person has otherwise been required to pay and has actually paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (d) Promptly after receipt by an indemnified party of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnitor under paragraph (a) or (b) above, as the case may be, notify the indemnitor in writing of the commencement thereof; but the omission to so notify the indemnitor shall not relieve it from any liability which it may have to any indemnified party under such subsection unless the failure to provide such notice results in the forfeiture by the indemnitor of substantial rights or defenses. In case any such action shall be brought against any indemnified party, and it shall notify the indemnitor of the commencement thereof, the indemnitor shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnitor and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are in addition to or in conflict with those available to the indemnitor, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses (in which case the indemnitor shall not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnitor of the defense of such action, and approval by the indemnified party of counsel, the indemnitor shall not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnitor shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time, (iii) the indemnitor and its counsel do not actively and vigorously pursue the defense of such action, or (iv) the indemnitor has authorized the employment of counsel for the indemnified party at the expense of the indemnitor. The indemnitor shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

SECTION 10.    TERMINATION OF RIGHTS.

     All rights of any particular Holder under this Agreement shall terminate at 5:00 p.m., Western Time, on June 12, 2000 ("Termination Date"), provided that the provisions of Section 9 hereof shall survive any termination of this Agreement.

SECTION 11.    MISCELLANEOUS.

     (a) GOVERNING LAW. This Agreement shall be governed by and construed under the internal substantive laws of the State of California, without regard to its conflicts of laws principles

     (b) SUCCESSORS AND ASSIGNS. The provisions hereof shall inure to the benefit of, and be binding upon, the parties and their respective successors, assigns, heirs, executors and administrators. The rights and obligations of any Investor hereunder may be assigned by such Investor to any Person acquiring Registrable Securities from the Investor contemporaneously with such assignment, provided that the rights so assumed shall apply only to the Registrable Securities so acquired. The rights and obligations of the Company and the Bank hereunder may not be assigned by them without the prior written consent of the Investors.

     (c) ENTIRE AGREEMENT. This Agreement and the Purchase and Sale Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein. The Parties acknowledge and agree that no agreement or understanding exists by or among the Investors and the Bank regarding the management, policies, business or affairs of the Company or the Bank and that neither the Bank nor the Company is or will be an Affiliate of any Investor, group of Investors, Placement Agent or any other person.

     (d) SEPARABILITY. Any invalidity, illegality or limitation of the enforceability of any one or more of the provisions of this Agreement, or any part thereof, shall in no way affect or impair the validity, legality or enforceability of the other provisions of this Agreement. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     (e) AMENDMENT AND WAIVER. Any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Bank and the Holders of not less than a majority of the

Registrable Securities; provided, however, that no such amendment or waiver shall reduce the aforesaid percentage of Registrable Securities the Holders of which are required to consent to any waiver or supplemental agreement without the consent of the Holders of all outstanding Registrable Securities. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Company, the Bank and each Holder under this Agreement. Upon the effectuation of each such amendment or waiver, the Company and/or the Bank shall promptly give written notice thereof to the Holders who have not previously consented thereto in writing.

     (f) DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any Holder, any subsequent Holder of any Registrable Securities or the Company and/or the Bank upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the Holders' or the Bank's part of any breach, default or noncompliance under this Agreement or any waiver on the Holders' or the Bank's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing, and that all remedies afforded to the Holders, the Company and the Bank under this Agreement shall be cumulative and not alternative.

     (g) NOTICES, ETC. All notices, demands and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to any Holder, initially at the address set forth below its name on the Holder's signature page to this Agreement, and thereafter at such other address, notice of which is given in accordance with this
     Section 11(g); and

          (ii) if to the Bank or the Company, initially at 415 Huntington Drive, San Marino, California 91108, Attention: President, and thereafter at such other address notice of which is given in accordance with this Section 11(g).

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being sent by certified mail, return receipt requested, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

     (h) TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              EAST-WEST BANK


                              By:   /s/ Dominic Ng
                                    --------------
                                    Name:  Dominic Ng
                                    Title: President and Chief Executive Officer

Investor Signature Page to the Registration Rights Agreement


                              ______________________________________
                              Name of Investor



                              By:   __________________________________
                                    Name:
                                    Title:
                                    Address:  ________________________

                                              ________________________

                                              ________________________

                                   EXHIBIT A
                      CORPORATE GOVERNANCE CHARACTERISTICS
                               OF HOLDING COMPANY


1. Any action may be taken only at a meeting of shareholders or by the written consent of holders of two-thirds of the outstanding voting shares.

          2. Special meetings may only be called by the Company's Board of Directors, Chairman of the Board or Chief Executive Officer, or by the written request of holders of not less than 10% of the Company's voting shares.

          3. If a shareholder wishes to propose an item for the consideration at a special meeting of shareholders, he or she must give written notice to the Company not less than 30 nor more than 60 days prior to the meeting, or, if later, the tenth day following the first public announcement of such meeting. If a shareholder wishes to propose an item for consideration at any subsequent annual meeting of shareholders, he or she must give written notice to the Company not less than 120 days prior to the day and month on which, in the immediately preceding year, the proxy statement for each year had been released to shareholders.

          4. The number of directors shall be not less than 7 nor more than 13 until changed by an amendment duly adopted by the Company's shareholders. The exact number of directors shall be fixed from time to time, within such range, by the Board of Directors. The number of directors initially shall be fixed at 7.

          5. The Board of Directors will be divided into three classes of directors, each serving for staggered three year terms.

          6. Cumulative voting in the election of directors shall not be permitted.

          7. Vacancies on the Board of Directors may be filled only by the affirmative vote of at least two-thirds of the remaining directors.

          8. Shareholders amy remove a director either (i) with cause by the affirmative vote of at least a majority of the outstanding voting shares or (ii) without cause by the affirmative vote of at least two-thirds of the outstanding voting shares.

          9. The Board of Directors may remove a director with cause by the affirmative vote of at least two-thirds of the directors.

          10. The Articles will eliminate the liability of the Company's directors for monetary damages arising from a breach of their fiduciary duties, except to the extent required by applicable law.

          11. The Company will indemnify its executive officers and directors to the maximum extent permitted by law.

          12. The Bylaws may not be amended without the approval of the holders of at least two-thirds of the outstanding voting shares or the approval of at least a majority of the authorized directors.

          13. The provisions contained in the Articles and Bylaws with respect to shareholder proposals, the number and nomination of directors, the required vote for shareholder action without a meeting, the classification of the Board of Directors, the elimination of cumulative voting, the filling of vacancies, removal of directors and indemnification of directors, officers and other may not be amended without the affirmative vote of at least two-thirds of the outstanding voting shares.